SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 26, 2005

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 407

Dallas, TX  75205

(Address of Principal Executive Offices and  Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Earth Biofuels, Inc. (the “Company”) is filing this Current Report on Form 8-K to announce changes to its management team.

Effective February 17, 2006, the Company’s Board of Directors elected Mr. Dennis McLaughlin as Chief Executive Officer.  Also effective February 17, 2006, the Company’s Board of Directors elected Mr. Darren Miles as Chief Financial Officer of the Company.

The Company’s Board of Directors accepted the resignation of Mr. Rick White as Chief Financial Officer on January 24, 2006, and accepted the resignation of Mr. Tommy Johnson as Chief Executive Officer on February 13, 2006.  Mr. Johnson now serves as Director of Business Development.

Dennis McLaughlin, Chairman and CEO of the Company, has served as CEO and Chairman of Apollo Resources International, Inc. (a publicly traded company) since October of 2004.  He was CEO of Blue Wireless & Data, Inc. (a publicly traded company) from June 2004 through April 2005, and continues as Chairman from June 2004 to the present.  He was CEO and Co-Chairman of Ocean Resources, Inc. (a publicly traded company) from September, 2003 to January 2005.  Mr. McLaughlin founded MAC Partners, LP in January 2002.  Prior to that he founded Aurion Technologies, LLC in 1998 and served as CEO and was a Director through 2001.  He founded Aurora Natural Gas, LLC in 1993 and served as CEO through 2001.  Prior to starting his own companies, he worked as a Manager of Marketing & Transportation for Highland Energy from 1991 to 1993, and before this worked as a gas marketing representative for Clinton Natural Gas from 1990 to 1991.  Mr. McLaughlin received a Bachelor of Economics degree from the University of Oklahoma in 1992.

Darren Miles brings over 20 years of experience in corporate finance, mergers and acquisitions, and investment banking to the Company. Prior to joining the Company, Mr. Miles consulted for GVC Financial Services, LLC for 3 years.  Prior to that, Mr. Miles was a Partner in a middle market investment banking firm specialized in recapitalizations, acquisitions, sales, and capital market funds sourcing.  Mr. Miles also served as Director for Lewis Hollingsworth LP, a private equity fund where he directed turn-around efforts for portfolio companies while focusing on deal origination, structure, and negotiations.  From September 2001 to August 2002, Mr. Miles also served as CEO of Fresh America Corporation (a publicly traded company).. Darren holds his B.S. in accounting from Murray State University.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2005, the Board of Directors of the Company determined to change the Company’s fiscal year from the period ending June 30 in each year to the period ending December 31 in each year. This change in fiscal year is effective for the period ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels , Inc.
(Registrant)

Date: February 17, 2006	By:	/s/ Dennis McLaughlin
Dennis McLaughlin
CEO